                              TERM LOAN AGREEMENT



                         Dated as of February 20, 1996


                                     among


                     GRANT GEOPHYSICAL, INC., as Borrower,

                UNITED GEOPHYSICAL (NIGERIA) LTD., as Guarantor

                                      and

                           MADELINE L.L.C., as Lender
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                               TABLE OF CONTENTS


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
ARTICLE I

   DEFINITIONS; CERTAIN TERMS
      SECTION 1.01.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      SECTION 1.02.   Accounting and Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE II

   AMOUNT AND TERMS OF THE LOAN
      SECTION 2.01.   Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      SECTION 2.02.   Making the Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      SECTION 2.03.   Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (a)   Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (b)   Default Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (c)   Interest Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         (d)   Maximum Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      SECTION 2.04.   Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      SECTION 2.05.   Termination or Reduction of Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      SECTION 2.06.   Optional Prepayment of the Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      SECTION 2.07.   Mandatory Prepayment of the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE III

   FEES, PAYMENTS AND OTHER COMPENSATION
      SECTION 3.01.   Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (a)   Loan Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (b)   Administration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      SECTION 3.02.   Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      SECTION 3.03.   Maintenance of Loan Account; Periodic Statements  . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV

   CONDITIONS OF EFFECTIVENESS AND LENDING
      SECTION 4.01.   Conditions Precedent to Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (a)   Payment of Fees, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (b)   Representations and Warranties; No Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (c)   Legality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (d)   Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (e)   Proceedings; Receipt of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         (f)   Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         (g)   Existing Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

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
ARTICLE V

   REPRESENTATIONS AND WARRANTIES
      SECTION 5.01.   Representations and Warranties of the Borrower and UGNL . . . . . . . . . . . . . . . . . . . .  17
         (a)   Organization, Good Standing, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (b)   Authorization, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (c)   Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (d)   Enforceability of Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (e)   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (f)   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         (g)   Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (h)   Compliance with Law, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (i)   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         (j)   Taxes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (k)   Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (l)   Adverse Agreements, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (m)   Holding Company and Investment Company Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (n)   Permits, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (o)   Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         (p)   Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         (q)   Operating Lease Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         (r)   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         (s)   Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         (t)   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         (u)   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         (v)   Nigerian Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VI

   COVENANTS OF THE BORROWER AND EACH GUARANTOR
      SECTION 6.01.   Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         (a)   Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         (b)   Guaranties, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (c)   Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (d)   Preservation of Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (e)   Keeping of Records and Books of Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (f)   Inspection Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (g)   Maintenance of Properties, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         (h)   Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (i)   Environmental Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (j)   Borrowing Base . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (k)   Lock-Box Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (l)   Assignment of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (m)   Notification of Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (n)   UGNL Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (o)   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      SECTION 6.02.   Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (a)   Liens, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         (b)   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         (c)   Guaranties, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         (d)   Merger, Consolidation, Sale of Assets, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         (e)   Change in Nature of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

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
         (f)   Investments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         (g)   Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         (h)   Dividends, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         (i)   Sale of Notes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         (j)   Compromise of Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         (k)   Federal Reserve Regulations31
         (l)   Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         (m)  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (n)   Fiscal Year, Accounting Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (o)   Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (p)   Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         (q)   Factoring of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         (r)   Environmental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE VII

   MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND OTHER COLLATERAL
      SECTION 7.01.   Collection of Receivables; Management of Collateral . . . . . . . . . . . . . . . . . . . . . .  33
      SECTION 7.02.   Accounts Receivable Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      SECTION 7.03.   Status of Accounts Receivable and Other Collateral  . . . . . . . . . . . . . . . . . . . . . .  36
      SECTION 7.04.   Collateral Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE VIII

   EVENTS OF DEFAULT
      SECTION 8.01.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE IX

   MISCELLANEOUS
      SECTION 9.01.   Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      SECTION 9.02.   Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      SECTION 9.03.   No Waiver; Remedies, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      SECTION 9.04.   Fees, Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
      SECTION 9.05.   Right of Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      SECTION 9.06.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      SECTION 9.07.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      SECTION 9.08.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      SECTION 9.09.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      SECTION 9.10.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      SECTION 9.11.   Waiver of Jury Trial, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      SECTION 9.12.   Waiver of Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      SECTION 9.13.   Reinstatement; Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      SECTION 9.14.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

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
ARTICLE X

   GUARANTY
      SECTION 10.01.   Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
      SECTION 10.02.   Obligations Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
      SECTION 10.03.   Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
      SECTION 10.04.   Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
      SECTION 10.05.   No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      SECTION 10.06.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      SECTION 10.07.   Judgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      SECTION 10.08.   Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      SECTION 10.09.   Stay of Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SCHEDULE I             Subsidiaries
SCHEDULE II            Indebtedness
SCHEDULE III           Environmental
SCHEDULE IV            Liens
SCHEDULE V             Investments
SCHEDULE VI            Litigation
SCHEDULE VII           Operating Lease Obligations
SCHEDULE VIII          Monthly and Weekly Reporting Requirements
SCHEDULE IX            Names
SCHEDULE X             Guaranties



EXHIBIT A              Form of Note
EXHIBIT B              Form of Guaranty
EXHIBIT C              Form of Security Agreement
EXHIBIT D              Form of Intercreditor Agreement
EXHIBIT E              Form of Opinion
EXHIBIT F              Form of Borrowing Base Certificate
EXHIBIT G              Form of Notice of Borrowing
EXHIBIT H              Form of Assignment of Nigerian Accounts Receivable
EXHIBIT I              Form of Guarantor Security Agreement

                              TERM LOAN AGREEMENT


                 TERM LOAN AGREEMENT, dated as of February 20, 1996, among GRANT GEOPHYSICAL, INC., a Delaware corporation (the "Borrower"), UNITED GEOPHYSICAL (NIGERIA) LTD., a corporation organized under the laws of Nigeria ("UGNL"), and MADELINE L.L.C., a New York limited liability company (the "Lender").


                                    RECITALS

                 The Borrower and UGNL have requested the Lender to extend credit to the Borrower from the date hereof through the Maturity Date (as hereinafter defined) in the form of a single two (2) year term loan in the principal amount of $3,843,750. The proceeds of the term loan shall be used by the Borrower to repay existing indebtedness of the Borrower and for the Borrower's general working capital purposes. Accordingly, the Lender, the Borrower and UGNL hereby agree as follows:


                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                 SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                 "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Accounts Receivable.

                 "Accounts Receivable" means any and all rights of the Borrower to payment for goods sold or leased or for services rendered by Borrower, or arising out of goods sold or leased or services rendered by a Person other than Borrower and acquired by Borrower from such Person by assignment or purchase, including rights to payments with respect to accounts of the direct or indirect Designated Subsidiaries that are sold or assigned to Borrower, including accounts, contract rights, general intangibles and any such right evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

                 "Affiliate" means, as to any Person, (i) any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or (ii) any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of
Section 414 of the Internal Revenue Code and the rules and regulations promulgated thereunder from time to time.

                 "Assignment of Nigerian Accounts Receivable" means the Assignment of Nigerian Accounts Receivable, dated as of the date hereof between Borrower and Lender, which agreement shall be substantially in the form of Exhibit H attached hereto.

                 "Borrower" has the meaning specified therefor in the preamble hereto.

                 "Borrowing Base" means, as of any date, the difference between
(i) (x) for the period from the Effective Date until May 20, 1996, 90% of the aggregate amount of Eligible Accounts Receivable of the Borrower and (y) for the period from May 21, 1996 until the Maturity Date, 85% of the aggregate amount of Eligible Accounts Receivable of the Borrower and (ii) a reserve in the amount of $500,000, or such other amount as the Lender, in its sole discretion, may designate from time to time.

                 "Borrowing Base Certificate" means the certification provided by the chief financial officer of the Borrower in compliance with Section 6.01(a)(v) hereof, substantially in the form of Exhibit F hereto.

                 "Business Day" means any day not a Saturday, Sunday or legal holiday on which the Lender is open for business in New York City.

                 "Capital Expenditures" means any expenditure (including deposits) of the Borrower for assets, other than assets which are financed subject to a purchase money security interest granted to a party other than an Affiliate of the Borrower, which it is contemplated will be used or usable in fiscal years of the Borrower subsequent to the year of acquisition and which are properly classifiable as fixed assets the cost of which may not be deducted from income in the year of acquisition, all computed in accordance with GAAP.

                 "Capital Leases" means leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the Borrower.

                 "Capitalized Lease Obligations" means any obligation of the Borrower for the payment of rent for any real or personal property under Capital Leases and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof, all computed and consolidated in accordance with GAAP.

                 "Collateral" means all of the property (tangible and intangible) of the Borrower purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower in favor of the Lender as security for all or any part of the Obligations.

                 "Commitment" means the commitment of the Lender to make a Loan to the Borrower pursuant to Section 2.01(a) hereof in the principal amount not to exceed $3,843,750.

                 "Current Assets" means, as of any date of determination, the aggregate amount of all current assets of the Borrower calculated on a consolidated basis, that would, in accordance with GAAP, be classified on a balance sheet as current assets.

                 "Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of the Borrower (including the Obligations), calculated on a consolidated basis, that would, in accordance with GAAP, be classified on a balance sheet as current liabilities.

                 "Designated Subsidiaries" means Grant Geophysical, Inc., U.K., a Texas corporation, Grant Geophysical (Int'l), Inc., a California corporation, Seiscom Delta Unida S.A., a corporation organized under the laws of Costa Rica, and UGNL.

                 "EALP" means Elliott & Associates, L.P., a Delaware limited partnership.

                 "Effective Date" has the meaning specified therefor in Article IV hereof.

                 "Eligible Accounts Receivable" means such Nigerian Accounts Receivable of the Borrower, which are and at all times shall continue to be, acceptable to the Lender in all respects as determined in its sole discretion.

                 "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of the Borrower or any of its Affiliates.

                 "Environmental Action" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication to Borrower from any Governmental Authority or any third party involving a Release of Hazardous Materials or violations of Environmental Laws.

                 "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 6451 et seq.), as such laws have been amended or supplemented from time to time, and any similar present or future Federal, state or local statute, ordinance, rule or regulation.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

                 "Event of Default" means any of the events set forth in
Section 8.01 hereof.

                 "Financial Statements" means the audited financial statements of the Borrower and its Designated Subsidiaries for the fiscal year ended December 31, 1994, the unaudited financial statements for the fiscal year ended December 31, 1995 and the unaudited financial statement for the month of January, 1996.

                 "FIT" means First Interstate Bank of Texas, N.A.

                 "FIT Lock-Box Account" means the lock-box account number 0407594688 maintained at FIT established pursuant to a Remittance Banking Agreement dated as of April 13, 1993 by and among Borrower, FIT and the Senior Secured Creditor.

                 "GAAP" means generally accepted accounting principles as in effect from time-to-time in the United States, consistently applied.

                 "Governmental Authority" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guaranties" or "Guaranty" means a Guaranty made by UGNL in favor of the Lender pursuant to Article X hereof, guaranteeing the Obligations and any other guaranty delivered to the Lender pursuant to Section 6.01(b) hereof and substantially in the form of Exhibit B hereto.

                 "Guarantor" or "Guarantors" means UGNL and all Persons which hereafter guarantee, pursuant to Section 6.01(b) hereof or otherwise, all or any part of the Obligations.

                 "Guarantor Security Agreement" means a security agreement made by a Guarantor in favor of the Lender, substantially in the form of Exhibit I hereto, as the same may be amended or modified from time to time, securing the Obligations and any other obligations of such Guarantor to the Lender hereunder or under any other Loan Document, as the same may be amended or modified from time to time.

                 "Hazardous Materials" means, without limit, any pollutant, contaminant, solid waste, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, special waste, hazardous or toxic substances, petroleum and its refined fractions, polychlorinated biphenyls, asbestos-containing materials or other materials defined in or regulated under any Environmental Law.

                 "Indebtedness" means (i) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services, (ii) Capitalized Lease Obligations of the Borrower, (iii) all obligations of the Borrower under direct or indirect guaranties, contingent or other obligations of the Borrower to purchase or otherwise acquire or assure a creditor against loss in respect thereof, indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services or Capitalized Lease Obligations of any other Person, (iv) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by the Borrower, (v) all obligations of the Borrower in respect of letters of credit and bankers' acceptances, (vi) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of the Borrower or any of its Affiliates, and (vii) withdrawal liability incurred under ERISA by the Borrower or any of its Affiliates to any Multiemployer Plan.

                 "Intercreditor Agreement" means, the intercreditor agreement between the Lender and the Senior Secured Creditor in the form annexed hereto as Exhibit D, dated as of the date hereof, containing provisions regarding, without limitation, the sharing of any Collateral, application of payments, declaration of an event of default, releases, notices, consents and amendments under this Agreement and the other Loan Documents.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Inventory" means all goods and merchandise of the Borrower including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to Accounts Receivable or cash.

                 "Lender" has the meaning specified therefor in the preamble hereto.

                 "Loan" means the term loan made by the Lender to the Borrower pursuant to Article II of this Agreement.

                 "Loan Account" shall have the meaning ascribed to it in
Section 3.03 of this Agreement.

                 "Loan Documents" means this Agreement, the Note, the Security Agreement, the Guaranties, the Guarantor Security Agreement, and all other instruments, documents and agreements executed and delivered pursuant hereto.

                 "Loan Fee" shall have the meaning ascribed to it in Section 3.01(a) of this Agreement.

                 "Loan Parties" means the Borrower and each of the Guarantors.

                 "Lock-Box Accounts" means the TCB Lock-Box Account and the FIT Lock-Box Account.

                 "Maturity Date" means February 20, 1998, or such earlier date on which the Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement, whether by acceleration or otherwise.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                 "Net Proceeds" means (a) with respect to the sale or other disposition of any asset by the Borrower, the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the principal amount of any Indebtedness owed to the Lender or which is secured by any such asset (other than Indebtedness owed to the Lender or Indebtedness assumed by the purchaser of such asset) or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness hereunder) and (B) the reasonable out-of-pocket expenses and fees incurred by the Borrower in connection with such sale or other disposition (but only to the extent that such out-of-pocket expenses and fees, if paid to an Affiliate of the Borrower, are approved by the Lender), and provided that all such expenses and fees are set forth on a certificate provided to the Lender; and

                 (b) with respect to the sale or other disposition of any capital stock or debt security by the Borrower, the excess of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred by the Borrower actually paid in connection with such sale or other disposition (but only to the extent such fees, commissions and expenses, if paid to an Affiliate of the Borrower, are approved by the Lender and provided that all such fees, commissions and expenses are set forth on a certificate provided to the Lender.

                 "Nigerian Accounts Receivable" means the portion of Accounts Receivable emanating from Nigeria payable or paid in U.S. Dollars, whether such payments are payable to the Borrower or a Designated Subsidiary, including, but not limited to, Accounts Receivable owed by The Shell Petroleum Development Company of Nigeria Ltd., Nigerian AGIP Oil Company Limited, Nigerian National Petroleum Corporation and National Petroleum Development Company Limited.

                 "Note" means a promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Indebtedness resulting from the making of the Loan and delivered to the Lender pursuant to Article IV hereof, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

                 "Notice of Borrowing" has the meaning specified in Section
2.02 hereof.

                 "Obligations" means (i) the obligation of any Loan Party to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document, whether for principal, interest, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower whether or not a claim for post-filing interest is allowed in such proceedings), fees or otherwise and (ii) the obligation of any Loan Party to perform or observe all of its other obligations from time to time existing under any Loan Document.

                 "Operating Leases" means leases or agreements to lease of the Borrower, other than Capital Leases.

                 "Operating Lease Obligations" means all obligations of the Borrower for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations, all computed in accordance with GAAP.

                 "Payment Office" means Madeline L.L.C., 950 Third Avenue, New York, New York 10022, Attn: Mr. Kevin Genda.

                 "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) commercial paper, maturing not more than 270 days after the date of issue, issued by a corporation rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation or issued by the Lender or its Affiliates, (iii) time certificates of deposit, issued by commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus of not less than $100,000,000, (iv) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, and (v) tax exempt securities rated A or better by Moody's Investors Service, Inc. or A+ or better by Standard & Poor's Corporation.

                 "Person" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or governmental authority.

                 "Post-Default Rate" means a rate per annum equal to the lesser of (i) 20% and (ii) the maximum rate permitted by applicable law.

                 "Potential Default" means an event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

                 "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Materials) of a Hazardous Material into the environment.

                 "Remedial Action" shall mean all actions taken to (i) monitor, assess, evaluate, investigate, clean up, remove, remediate, treat, contain or in any way address Releases of Hazardous Materials in the environment, (ii) prevent or mitigate a Release or threatened Release of Hazardous Materials so that the Release or threatened Release does not migrate or endanger human health or the environment, or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any actions authorized by 42 U.S.C. 9601.

                 "Security Agreement" means the Security Agreement made by the Borrower in favor of the Lender, substantially in the form of Exhibit C hereto, securing the Obligations as the same may be amended or otherwise modified from time to time.

                 "Senior Debt" means the Indebtedness owing by the Borrower to the Senior Secured Creditor pursuant to the Senior Loan Agreement and the Loan Documents (as defined in the Senior Loan Agreement) and any refinancing thereof permitted by Section 6.02(b)(ix) hereof.

                 "Senior Loan Agreement" means the Loan and Security Agreement by and between Borrower, formerly known as Grant Tensor Geophysical Corp., and the Senior Secured Creditor dated as of April 26, 1993, as subsequently modified or amended.

                 "Senior Secured Creditor" means Foothill Capital Corporation, a California corporation, its successors and assigns under the Senior Loan Agreement.

                 "Subsidiary" means any corporation of which more than 50% of the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect directors (or Persons performing similar functions) of such corporation is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by any Person.

                 "Tangible Net Worth" means, as of the date determination thereof is to be made, Borrower's total stockholder's equity, minus the Borrower's intangible assets, calculated on a consolidated basis in accordance with GAAP.

                 "TCB" means Texas Commerce Bank, N.A.

                 "TCB Lock-Box Account" means the lock-box account number 301-01099663 maintained at TCB established pursuant to a Tri-Party Depository Agreement dated February, 1994 by and among Borrower, TCB and the Senior Secured Creditor.

                 "Termination Event" means (i) a reportable event described in
Section 4043 of ERISA (other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under the regulations promulgated under such Section) with respect to any Employee Plan, (ii) any event that causes the Borrower or any of its Affiliates to incur liability under Sections 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA,
(iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate an Employee Plan, and (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

                 "Unfunded Liabilities" means, at any time, (i) in the case of an Employee Plan, the amount, if any, by which the present value of all vested, nonforfeitable benefits under such Employee Plan exceeds the fair market value of the assets of such Employee Plan allocable to such benefits, all determined as of the then most recent valuation date for such Employee Plan, and (ii) in the case of a Multiemployer Plan, the withdrawal liability of the Borrower and its Affiliates.

                 "Working Capital" means Current Assets minus Current
Liabilities.

                 SECTION 1.02. Accounting and Other Terms. Unless otherwise expressly stated herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.


                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOAN

                 SECTION 2.01. Commitment. (a) The Lender agrees, on the terms and conditions hereinafter set forth, to make a term loan to the Borrower on the Effective Date in a principal amount not to exceed the Commitment.

                          (b)     Any principal amount of the Loan which is
repaid or prepaid by the Borrower may not be reborrowed.

                 SECTION 2.02. Making the Loan. The Borrower shall give the Lender prior written notice in substantially the form of Exhibit G hereto (a "Notice of Borrowing") no later than 11:00 A.M. (New York City time) on the day of the proposed borrowing. Such Notice of Borrowing shall be irrevocable and shall specify the principal amount of the proposed borrowing and the proposed borrowing date, which shall be the Effective Date, and the Borrower shall be bound to make a borrowing in accordance therewith. The Lender may act without liability upon the basis of written notice believed by the Lender in good faith to be from the Borrower (or from any officer thereof designated in writing to the Lender) and the Borrower hereby waives the right to dispute the Lender's record of the terms of any such Notice of Borrowing.
On the Effective Date and upon fulfillment of the applicable conditions set forth in Article IV hereof, the Lender will make available the requested Loan to the Borrower in an amount not to exceed the Borrowing Base, by crediting the proceeds thereof, less the Loan Fee, into an account of the Borrower set forth in the Notice of Borrowing, on the date and in the amount set forth in the Notice of Borrowing. The Borrower shall execute and deliver to the Lender, on the Effective Date, the Note payable to the order of the Lender to evidence the Loan in the principal amount of the Commitment. The Loan amount shall be increased to provide for the funding and payment of the Lender's fees and costs incurred in connection herewith, together with interest, which are unpaid as of the Maturity Date. The Note and the books and records of the Lender shall be presumptive evidence of the Loan.

                 SECTION 2.03.    Interest.

                          (a)     Loan.  The Loan shall bear interest on the
principal amount thereof from time to time outstanding from the Effective Date until such principal amount becomes due at an interest rate per annum of fourteen (14%) percent.

                          (b)     Default Interest.  Any amount of principal of
the Loan, fees and (to the extent permitted by law) interest which is not paid when due, whether upon demand, by acceleration or otherwise, and all amounts payable after the occurrence and during the continuance of an Event of Default, shall bear interest from the day when due until such amount is paid in full at a rate per annum equal to the Post-Default Rate.

                          (c)     Interest Payment. Interest on the Loan shall
be payable monthly, in arrears, on the first day of each month for the immediately preceding month, commencing March 1, 1996, and at maturity (whether by demand, acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

                          (d)     Maximum Interest.  Notwithstanding anything
to the contrary contained in this Agreement or the Note, interest paid or becoming due hereunder or under the Note, or any document or instrument executed in connection herewith or therewith shall in no event exceed the maximum rate permitted by applicable law.

                 SECTION 2.04. Repayment. The Loan shall be payable as to principal in twelve (12) installments as follows: (a) eleven consecutive equal monthly installments of $64,062.50 on the first Business Day of each month, commencing on March 1, 1997 and (b) a final installment of $3,139,062.50 on the Maturity Date, together with all such other amounts as may be necessary to repay in full and in cash all unpaid Obligations to the Lender.

                 SECTION 2.05. Termination or Reduction of Commitment. The Commitment shall terminate in full at 5:00 P.M. (New York City time) on the Effective Date.

                 SECTION 2.06. Optional Prepayment of the Loan. The Borrower may, on the same Business Day's telephone notice no later than 11:00 A.M. (New York City time) (promptly confirmed in writing) prepay without cost or penalty, the outstanding amount of the Loan in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that such prepayment shall be in a minimum amount of $250,000. Each prepayment of the Loan shall be applied to the installments thereof in the inverse order of maturity and accompanied by accrued interest on the amount of such prepayment to the date thereof.

                 SECTION 2.07.    Mandatory Prepayment of the Loan.

                          (a)     At any time that the then existing Borrowing
Base is less than the principal amount of the Loan outstanding, the Borrower will (i) upon becoming aware of the existence of the differential, or (ii) upon demand by the Lender, immediately prepay the Loan in an amount which will reduce the principal amount of the Loan outstanding to an amount less than or equal to the then existing Borrowing Base.

                          (b)     The Borrower shall prepay the Loan with 50%
of all payments received in U.S. Dollars with respect to Nigerian Accounts Receivable, whether such payments are payable to Borrower or UGNL or any other Subsidiary of Borrower (including, without limitation, Nigerian Accounts Receivable owed by the Shell Petroleum Development Company of Nigeria Ltd., Nigerian AGIP Oil Company Limited, Nigerian National Petroleum Corporation and National Petroleum Development Company Limited). Borrower shall cause all such amounts owing by such Account Debtors to be paid to the TCB Lock-Box Account.

                          (c)     The Borrower shall, subject to the
Intercreditor Agreement, prepay the Loan in the amount of and on the date of each receipt by the Borrower of Net Proceeds from the sale, lease, assignment or other disposition, other than in the ordinary course of business, of any Nigerian Assets (as defined in the Intercreditor Agreement).

                          (d)     Any prepayment of the Loan made pursuant to
this Section 2.07 shall be applied to the installments thereof in the inverse order of maturity and accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                                  ARTICLE III

                     FEES, PAYMENTS AND OTHER COMPENSATION

                 SECTION 3.01.    Fees.

                          (a)     Loan Fee.  The Borrower shall pay to the
Lender a non-refundable loan fee (the "Loan Fee") in an amount equal to $93,750. The Loan Fee shall be withheld from the disbursement of the Loan on the Effective Date and is included in the initial principal amount of the Loan.

                          (b)     Administration Fee.  The Borrower shall pay
to the Lender a non-refundable administration fee equal to $75,000 per ninety
(90) day period, payable in arrears on each of August 18, 1996, November 16, 1996, February 4, 1997, May 5, 1997, August 3, 1997, November 1, 1997 and
January 30, 1998; provided, that if the Borrower prepays the Loan in full prior to August 18, 1996, no such fee shall be due or payable; and provided further that if the Borrower prepays the Loan in full on or after August 18, 1996 and prior to the Maturity Date, pursuant to Section 2.06 or 2.07 hereof, the pro-rata portion of such fee accruing as of the date of such prepayment shall be due and payable on such date.

                 SECTION 3.02. Payments and Computations. (i) The Borrower will make each payment under the Loan Documents to which it is a party not later than 11:00 A.M. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Loan Account. All payments shall be made by the Borrower without defense, set-off or counterclaim to the Lender. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of interest under this Agreement and any other Loan Document and all fees shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                                  (ii)     Subject to the Intercreditor
Agreement, all payments received by the Lender on account of Accounts Receivable or as proceeds of other Collateral will be the sole property of the Lender and will be deemed received as follows: (A) all cash payments received by the Lender including, without limitation, payments made by wire transfer of immediately available funds received by the Lender prior to the 12:00 p.m. (New York City time) on any Business Day will be deemed received as of the same Business Day and all such amounts received by the Lender after 12:00 p.m. (New York City time) on any Business Day will be deemed received on the next succeeding Business Day; and (B) all payments in the form of checks and other instruments received by the Lender at the Payment Office will be deemed received one Business Day after the date of final collection.

                 SECTION 3.03. Maintenance of Loan Account; Periodic Statements. The Lender shall maintain an account at a bank in the Lender's name into which the Borrower will deposit amounts owing to the Lender (the "Loan Account"). The Borrower will be credited with all amounts received by the Lender from the Borrower or from others for the Borrower's account, including, as above set forth, all amounts received by the Lender in payment of Accounts Receivable and other Collateral. In no event shall prior recourse to any Collateral be a prerequisite to the Lender's right to demand payment of any Obligation.


                                   ARTICLE IV

                    CONDITIONS OF EFFECTIVENESS AND LENDING

                 SECTION 4.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied (the "Effective Date"):

                          (a)     Payment of Fees, Etc.  The Borrower shall
have paid on or before the Effective Date all fees, costs, expenses and taxes then payable by the Borrower pursuant to Sections 3.01 and 9.04 hereof.

                          (b)     Representations and Warranties; No Event of
Default. The representations and warranties contained in Section 5.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Effective Date shall be correct on and as of the Effective Date as though made on and as of such date; and no Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on the Effective Date or would result from this Agreement becoming effective in accordance with its terms.

                          (c)     Legality.  The making of the Loan shall not
contravene any law, rule or regulation applicable to the Lender, the Borrower or the Guarantors.

                          (d)     Delivery of Documents.  The Lender shall have
received on or before the Effective Date the following, each in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the Effective Date:

                                  (i)      the Note, duly executed by the
         Borrower;

                                  (ii)     a Guaranty, duly executed by each of
         the Guarantors;

                                  (iii)    a Security Agreement, duly executed
         by the Borrower and a Guarantor Security Agreement duly executed by UGNL;

                                  (iv)     the Intercreditor Agreement, duly
         executed by the Senior Secured Creditor;

                                  (v)      appropriate financing statements on
         Form UCC-1, duly executed by the Borrower to be filed in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Security Agreement;

                                  (vi)     certified copies of requests for
         copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Borrower and which are filed in the offices referred to in clause (v) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Lender, shall cover any of the Collateral;

                                  (vii)    a copy of the resolutions adopted by
         the Board of Directors of each Loan Party, certified as of the Effective Date by an authorized officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such entity is or will be a party, and (B) the execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party and the execution and delivery of the other documents to be delivered by the Loan Parties in connection herewith;

                                  (viii)   a certificate of an authorized
         officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which such entity is or will be a party and the other documents to be executed and delivered by the Loan Parties in connection herewith, together with evidence of the incumbency of such authorized officers;

                                  (ix)     a certificate, dated as of a date
         not more than ten (10) Business Days' prior to the Effective Date, of the appropriate official of the jurisdiction of incorporation and each jurisdiction of foreign qualification, both inside and outside the United States, of the Borrower, certifying as to the subsistence in good standing of, and the payment of taxes by, the Borrower in such jurisdictions and listing all charter documents of the Borrower on file with such official(s), together with confirmation by telephone or telegram (where available) on the Effective Date from such official(s) as to such matters;

                                  (x)      a copy of the charter of the
         Borrower, certified as of a date not more than 30 days prior to the Effective Date by the appropriate official of the jurisdiction of incorporation of the Borrower and as of the Effective Date by an authorized officer of the Borrower;

                                  (xi)     a copy of the by-laws of the
         Borrower, certified as of the Effective Date by an authorized officer of the Borrower;

                                  (xii)    an opinion of Hutcheson & Grundy,
         counsel to the Borrower and each of the Guarantors, substantially in the form of Exhibit E hereto and as to such other matters as the Lender may reasonably request;

                                  (xiii)   a certificate of the chief executive
         officer or the chief financial officer of the Borrower, certifying as to the matters set forth in subsection (b) of this Section 4.01;

                                  (xiv)    a copy of the Financial Statements
         of the Borrower, together with a certificate of the chief executive officer or chief financial officer of the Borrower, setting forth all existing guarantees and other contingent liabilities of the Borrower;

                                  (xv)     a certificate of insurance
         evidencing insurance on all property of the Borrower as is required by
         Section 6.01(h) hereof, naming the Lender as additional insured and sole loss payee, if the Senior Debt is not outstanding, using a long form loss payee endorsement, or additional insured as its interests may appear, if the Senior Debt is outstanding, for all insurance maintained by the Borrower;

                                  (xvi)    a direction letter to TCB, in form
         and substance satisfactory to the Lender, directing TCB to remit (a) in the absence of an Event of Default, 50% of all proceeds of the TCB Lock-Box Account and (b) during the continuance of any Event of Default, 100% of all proceeds of the TCB Lock-Box Account, to the Lender, together with all necessary consents to such direction letter by the Senior Secured Creditor and all other necessary parties;

                                  (xvii)   not later than 3 days prior to the
         Effective Date, the most recent weekly and monthly schedules described in Section 6.01(a)(v) and (vi) certified by the chief financial officer of the Borrower;

                                  (xviii)  a schedule of all existing leases
         under which the Borrower is a lessee for the use of real property, certified by the chief financial officer of the Borrower;

                                  (xix)    a Borrowing Base Certificate from
         the chief financial officer of the Borrower in compliance with Section 6.01(a)(v) hereof, substantially in the form of Exhibit F hereto;

                                  (xx)     a certificate of the chief executive
         officer or chief financial officer of the Borrower setting forth in reasonable detail the calculations required to establish whether the Borrower is in compliance with the requirements of each of the financial covenants of Section 6.02(l) hereof;

                                  (xxi)    a copy of each license agreement of
         the Borrower, certified as true and correct by the chief executive officer or chief financial officer of the Borrower, and the licensor under each such license agreement shall have consented to an assignment of the Borrower's rights under each such license agreement to the Lender;

                                  (xxii)   the Lender shall have received
         satisfactory evidence that, on the Effective Date, the aggregate sum of Borrower's unrestricted cash, cash equivalents, and credit availability under the Senior Loan Agreement is equal to or greater than Two and One-Half Million Dollars ($2,500,000), after deduction of expenses owing to the Lender hereunder and Foothill Expenses (as defined in the Foothill Loan Agreement) incurred in connection with the closing of the transaction contemplated hereunder and after the repayment in full of all of the obligations of Borrower owing to EALP;

                                  (xxiii)  UCC termination statements by EALP
         and other documentation evidencing the termination of EALP's liens and security interests in and to the properties and assets of Borrower, including a termination of the Assignment of Nigerian Accounts Receivable among, inter alia, EALP and the Borrower;

                                  (xxiv)   the Assignment of Nigerian Accounts
         Receivable, duly executed by the Borrower;

                                  (xxv)    the Assignment for Security
         (Trademarks), in the form attached to the Security Agreement as Exhibit A thereto, duly executed by the Borrower;

                                  (xxvi)   the Assignment for Security
         (Patents), in the form attached to the Security Agreement as Exhibit B thereto, duly executed by the Borrower;

                                  (xxvii) a written consent by the Senior
         Secured Creditor to this Agreement and the transactions contemplated hereby, in form and substance satisfactory to the Lender; and

                                  (xxviii) such other agreements, instruments,
         approvals, opinions and other documents as the Lender may reasonably request.

                          (e)     Proceedings; Receipt of Documents.  All
documents executed in connection with the transactions contemplated by this Agreement, shall be satisfactory to the Lender and its counsel, and the Lender and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Lender or such counsel may reasonably request.

                          (f)     Material Adverse Change.  The Lender shall
have determined, in its sole judgment, that no material adverse change shall have occurred in the business, operations, financial condition or prospects of the Borrower after January 30, 1996.

                          (g)     Existing Loans.  All indebtedness owing to
EALP by the Borrower outstanding immediately prior to the Effective Date shall be repaid in full (which may be with the proceeds of the Loan).

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 5.01. Representations and Warranties of the Borrower and UGNL. The Borrower and UGNL, as appropriate, represent and warrant as follows:

                          (a)     Organization, Good Standing, Etc.  Each Loan
Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated to make the borrowings hereunder and to consummate the transactions contemplated hereby and by each of the Loan Documents to which it is a party, and (iii) is duly qualified to do business and is in good standing in each jurisdiction and territory, inside and outside of the United States, in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. UGNL is a wholly-owned subsidiary of Seiscom Delta Unida, S.A., a corporation organized under the laws of Costa Rica, which is a wholly-owned subsidiary of Grant Geophysical (Int'l), Inc., a California corporation, which is wholly-owned by the Borrower.

                          (b)     Authorization, Etc.  The execution, delivery
and performance by each Loan Party of each Loan Document to which it is a party
(i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene the charter or by-laws, any law or any contractual restriction binding on or otherwise affecting it or any of its properties,
(iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to any such Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                          (c)     Governmental Approvals.  No authorization or
approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with (i) the due execution, delivery and performance by the Borrower or the Guarantors of any Loan Document to which such Persons are or will be parties or (ii) the exercise by the Lender of any of its rights and remedies hereunder.

                          (d)     Enforceability of Loan Documents.  This
Agreement is, and each other Loan Document to which the Borrower or the Guarantors is or will be a party, when delivered hereunder, will be a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

                          (e)     Subsidiaries.  Except as set forth in
Schedule I hereto, there are no Subsidiaries of the Borrower.

                          (f)     Litigation.  Except as set forth on Schedule
VI hereto, there is no pending or, to the Borrower's best knowledge, threatened action, suit or proceeding affecting the

Borrower or any of the Guarantors which could individually or in the aggregate have a material adverse effect on the operations or conditions, financial or otherwise, of the Borrower or any Guarantor or the ability of such Loan Party to perform its obligations under any Loan Document to which it is or will be a party before any court or other Governmental Authority or any arbitrator. There is no pending or, to the Borrower's best knowledge, threatened action, suit or proceeding affecting the Borrower or any of the Guarantors before any court or other Governmental Authority or any arbitrator which may materially adversely affect the operations or condition, financial or otherwise, of such Person or the ability of such Person to perform its obligations under any Loan Document to which such Person is or will be a party.

                          (g)     Financial Condition.  The Financial
Statements, copies of which have been delivered to the Lender, fairly present the financial condition of the Borrower as at the respective dates thereof and the results of operations of the Borrower for the fiscal periods ended on such respective dates, all in accordance with GAAP. Since December 31, 1994 there has been no material adverse change in such condition or operations.

                          (h)     Compliance with Law, Etc.  Neither the
Borrower nor any Guarantor is in violation of its charter or by-laws, any law or any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties.

                          (i)     ERISA.  (i)  Each Employee Plan is in
substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Lender, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, (v) no lien, security interest or other charge or encumbrance imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412(a) of the Internal Revenue Code at any time during the previous 60 months,
(vi) the aggregate Unfunded Liabilities of all Employee Plans and Multiemployer Plans in respect of which the Borrower or any of its Affiliates may have any liability do not exceed $100,000, and (vii) in the event of a withdrawal from each Multiemployer Plan, the aggregate withdrawal liability would not reasonably be expected to exceed $100,000. Neither the Borrower nor any of its Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and the Borrower is not aware of any fact indicating that the Borrower or any of its Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Internal Revenue Code, neither the Borrower nor any of its Affiliates maintains a welfare plan (as defined in ERISA) which provides benefits or coverage after a participant's termination of employment. No prohibited transaction as defined in Section 406 of ERISA has occurred with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by the Borrower or any of its Affiliates. Neither the Borrower nor any of its Affiliates has incurred a mass layoff or plant closing within the meaning of the Worker Adjustment and Retraining Notification Act.

                          (j)     Taxes, Etc.  After giving effect to any
lawful extension, all Federal, state and local tax returns and other reports required by applicable law to be filed by the Borrower or the Guarantors have been filed, and all taxes, assessments and other governmental charges imposed upon the Borrower or the Guarantors or any property of the Borrower or the Guarantors which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                          (k)     Regulation U.  The Borrower is not and will
not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                          (l)     Adverse Agreements, Etc.  The Borrower is not
a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which materially adversely affects, or, to the best knowledge of the Borrower, in the future is reasonably likely to materially adversely affect, the condition or operations, financial or otherwise, of the Borrower or the ability of the Borrower to perform its obligations under any Loan Document to which the Borrower is or will be a party.

                          (m)     Holding Company and Investment Company Acts.
The Borrower is not (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                          (n)     Permits, Etc.  The Borrower, and each
Guarantor, has all permits, licenses, authorizations and approvals required for it to own and operate its business lawfully.

                          (o)     Title to Properties.  The Borrower has good
and marketable title to all of its properties and assets, free and clear of all liens, security interests and other charges and encumbrances and other types of preferential arrangements, except (i) Liens in favor of the Senior Secured Creditor pursuant to the Senior Loan Agreement and the Loan Documents (as defined in the Senior Loan Agreement), and (ii) such as are permitted by
Section 6.02(a) hereof. All of Borrower's properties are titled in Borrower's legal name, in its prior legal name which was Grant Tensor Geophysical Corp. or in the name of Borrower's predecessor, Grant Norpac, Inc., all of the assets of which were acquired by Borrower. Borrower has not used, or filed a financing statement (or other evidence of a lien, charge or security interest) under, any other name in any

United States jurisdiction or territory outside the United States for at least the last five (5) years, except as set forth on the attached Schedule IX.

                          (p)     Full Disclosure.  No Loan Document or
schedule or exhibit thereto and no certificate, report, statement or other document or information furnished by the Borrower to the Lender in connection herewith or with the consummation of the transactions contemplated hereby, contains any misstatement of material fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. There is no contingent liability or other material fact that may adversely affect the condition or operations, financial or otherwise, or the business or prospects of the Borrower or any Guarantor which has not been set forth in a footnote included in the Financial Statements or a schedule hereto or thereto.

                          (q)     Operating Lease Obligations.  The Borrower
does not have any obligation as lessee for the payment of rent in excess of $100,000 per annum for any real or personal property other than as set forth in
Schedule VII hereto.

                          (r)     Environmental Matters.  The Borrower is in
compliance with all applicable Environmental Laws.  Except as disclosed in
Schedule III hereto, (i) none of the operations of the Borrower is the subject of any Federal, state or local investigation to determine whether any remedial action is needed to address the presence, disposal, release or threatened release of any Hazardous Material into the environment which may have a material adverse effect on the business, operations, property, assets or financial or other condition of the Borrower, (ii) there has been no Release of any Hazardous Material into the environment at any property owned or operated by the Borrower which may have a material adverse effect on its business, operations, property, assets or financial or other condition, (iii) the Borrower has not caused a Release or threatened Release at any site where it has conducted operations that may have a material adverse effect on its business, operations, property, assets or financial or other conditions, and
(iv) no Environmental Actions have been filed or threatened to be asserted against the Borrower or to the Borrower's knowledge at any disposal or treatment facility that received Hazardous Materials generated by the Borrower.

                          (s)     Schedules.  All of the information which is
required to be scheduled to this Agreement is correct and accurate in all material respects.

                          (t)     Insurance.  The Borrower, and each Guarantor,
keeps its insurable properties adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) personal liability insurance and public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death or properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required in writing by the Lender.

                          (u)     Use of Proceeds.  The proceeds of the Loan
shall be used to repay existing indebtedness owing to EALP and for general working capital.

                          (v)     Nigerian Accounts Receivable.  All Nigerian
Accounts Receivable generated by UGNL, or any other Subsidiary of the Borrower have been duly assigned to the Borrower pursuant to the Master Agreement (as defined in the Senior Loan Agreement). No amendment, modification, or supplement has been made to the Master Agreement and no waiver has been granted with respect thereto.


                                   ARTICLE VI

                  COVENANTS OF THE BORROWER AND EACH GUARANTOR

                 SECTION 6.01. Affirmative Covenants. So long as any principal of or interest on the Loan shall remain unpaid or the Lender shall have any commitment to make the Loan hereunder, the Borrower and, where appropriate, each Guarantor will, unless the Lender shall otherwise consent in writing:

                          (a)     Reporting Requirements.  Furnish to the
Lender:

                                  (i)      as soon as available and in any
         event within 30 days after the end of each month, an interim (A) consolidated and consolidating balance sheets of the Borrower as at the end of such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, (B) consolidated and consolidating statement of income of the Borrower as at the end of such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, and (C) consolidated and consolidating statement of cash flow of the Borrower for such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, setting forth in comparative form the corresponding figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, each duly certified by the chief financial officer of the Borrower as (1) fairly presenting the financial condition of the Borrower at the end of such month, and the results of the operations of the Borrower for such month (subject to normal year-end audit adjustments), and (2) having been prepared in accordance with GAAP;

                                  (ii)     as soon as available and in any
         event within 45 days after the end of each fiscal quarter of the Borrower, an interim (A) consolidated and consolidating balance sheet of the Borrower as at the end of such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, (B) consolidated and consolidating statement of income of the Borrower as at the end of such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, and (C) consolidated and consolidating statement of cash flow of the Borrower for such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter setting forth in comparative form the corresponding figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, each duly certified by the chief financial officer of the Borrower as (1) fairly presenting the financial condition of the Borrower at the end of such quarter, and the results of the operations of the Borrower for such quarter (subject to normal year-end audit adjustments), and (2) having been prepared in accordance with GAAP;

                                  (iii)    as soon as available and in any
         event within 90 days after the end of each fiscal year of the Borrower, a (A) consolidated and consolidating balance sheet of the Borrower as at the end of such fiscal year, (B) consolidated and consolidating statement of income of the Borrower as at the end of such fiscal year, and (C) consolidated and consolidating statement of cash flow of the Borrower for such fiscal year setting forth in comparative form the corresponding figures for the immediately preceding fiscal year and setting forth the budget for such fiscal year, all in reasonable detail and prepared in accordance with GAAP and, in the case of balance sheets and statement of income, accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of an independent certified public accountant of recognized standing selected by the Borrower and satisfactory to the Lender, together with any management letter prepared by such accountant and a written statement of such accountant (1) to the effect that in making the examination necessary for its certification of such financial statements, it has not obtained any knowledge of the existence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (2) if such accountant shall have obtained any knowledge of the existence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, describing the nature thereof;

                                  (iv)     simultaneously with the delivery of
         the financial statements required by clauses (i), (ii) and (iii) of this Section 6.01(a), (A) a certificate of the chief financial officer of the Borrower, stating that such officer has reviewed the provisions of this Agreement and the other Loan Documents to which the Borrower is a party and has made or caused to be made under his supervision a review of the condition and operations of the Borrower during the period covered by such financial statements with a view to determining whether the Borrower was in compliance with all of the provisions of such Loan Documents, and that such review has not disclosed, and such officer has no knowledge of, the existence during such period of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, and (B) a schedule showing the calculations specified in subsections (g) and (l) of Section 6.02 of this Agreement, certified by the chief financial officer of the Borrower;

                                  (v)      on each Monday for the week ended
         Friday of the preceding week, (i) a Borrowing Base Certificate, (ii) a report, in form and substance satisfactory to the Lender, regarding the TCB Lock-Box Account, (iii) a certificate setting forth the principal amount of indebtedness owing by the Borrower to the Senior Secured Creditor, and (iv) each of the reports and other financial information described in Schedule VIII hereto under the heading "Weekly", in form and substance reasonably satisfactory to the Lender and certified by the chief financial officer of the Borrower;

                                  (vi)     within 30 days after the end of each
         month, the reports and other financial information described in
         Schedule VIII hereto under the heading "Monthly", in form and substance reasonably satisfactory to the Lender and certified by the chief financial officer of the Borrower;

                                  (vii)    as soon as available, and in any
         event no later than (i) 15 days prior to the end of each fiscal year, draft annual financial projections (including forecasted income statements, cash flow statements, balance sheets, schedules of cash receipts and disbursements and borrowings hereunder) of the Borrower prepared on a monthly basis for the next succeeding three-year period, all in reasonable detail and prepared in accordance with GAAP, together with all such supporting information as the Lender shall reasonably request; and (ii) 45 days after the end of each fiscal year, final annual financial projections (including forecasted income statements, cash flow statements, balance sheets, schedules of cash receipts and disbursements and borrowings hereunder) of the Borrower prepared on a monthly basis for the next succeeding three-year period, all in reasonable detail and prepared in accordance with GAAP, together with all such supporting information as the Lender shall reasonably request;

                                  (viii)   with respect to each Guarantor, as
         soon as available and in any event within 90 days after the end of each fiscal year of such Guarantor, a (A) balance sheet of the Guarantor as at the end of such fiscal year, (B) statement of income of the Guarantor as at the end of such fiscal year, and (C) statement of cash flow of the Guarantor for such fiscal year setting forth in comparative form the corresponding figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP and, in the case of balance sheets and statement of income, together with a certificate of the chief financial officer of the Guarantor, stating that such officer has reviewed the provisions of this Agreement and the other Loan Documents to which the Guarantor is a party and has made or caused to be made under his supervision a review of the condition and operations of the Guarantor during the period covered by such financial statements with a view to determining whether the Guarantor was in compliance with all of the provisions of such Loan Documents, and that such review has not disclosed, and such officer has no knowledge of, the existence during such period of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default;

                                  (ix)     promptly after submission to any
         Governmental Authority, all documents and information furnished to such Governmental Authority, unless such documents and information are furnished in the ordinary course of business and will not result in any adverse action to be taken by such Governmental Authority;

                                  (x)      promptly after obtaining knowledge
         thereof but in any event not later than five (5) Business days after the occurrence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or a material adverse change in the condition or operations, financial or otherwise, of the Borrower, the written statement of the chief executive officer or the chief financial officer of the Borrower, setting forth the details of such Event of Default, event or material adverse change and the action which the Borrower proposes to take with respect thereto;

                                  (xi)     (A) as soon as possible and in any
         event (1) within thirty (30) days after the Borrower or any of its Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred, and (2) within ten (10) days after the Borrower or any of its Affiliates knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, a statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such Affiliate proposes to take with respect thereto, (B) promptly and in any event within two (2) Business Days after receipt thereof by the Borrower or any of its Affiliates from the Pension Benefit Guaranty Corporation, copies of each notice received by the Borrower or any of its Affiliates of the Pension Benefit Guaranty Corporation's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan, (D) promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any of its Affiliates from a sponsor of a Multiemployer Plan or from the Pension Benefit Guaranty Corporation, a copy of each notice received by the Borrower or any of its Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) promptly and in any event within three (3) Business Days after the filing thereof a copy of each notice required to be given by the Borrower or any of its Affiliates under the Worker Adjustment and Retraining Notification Act;

                                  (xii)    promptly after the commencement
         thereof but in any event not later than five (5) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which may materially adversely affect the condition or operations, financial or otherwise, of the Borrower; and

                                  (xiii)   promptly upon request, such other
         information concerning the condition or operations, financial or otherwise, of the Borrower as the Lender from time to time may reasonably request.

                          (b)     Guaranties, Etc.  Give the Lender prompt
written notice of the creation or establishment of any Subsidiary which generates any Nigerian Accounts Receivable or has any other assets located in Nigeria. Cause each such Subsidiary to execute and deliver to the Lender, or cause to be executed and delivered to the Lender, promptly upon the formation or acquisition thereof (i) a guaranty, substantially in the form of Exhibit B hereto, guaranteeing the Obligations, (ii) evidence, satisfactory to the Lender that the Nigerian Accounts Receivable of such Subsidiary have been assigned to Borrower and (iii) a Guarantor Security Agreement, and, in connection with such delivery, cause to be delivered to the Lender, in form and substance satisfactory to the Lender, a favorable written opinion of counsel, substantially in the form of Exhibit E hereto, as to such matters relating thereto as the Lender may reasonably request, together with such other agreements, instruments, approvals or other documents as the Lender may reasonably request.

                          (c)     Compliance with Laws, Etc.  Comply in all
material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of their properties, and (ii) paying all lawful claims which if unpaid might become a lien or charge upon any of their properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                          (d)     Preservation of Existence, Etc.  Maintain and
preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. Maintain all licenses and accreditations necessary to conduct the business of the Borrower.

                          (e)     Keeping of Records and Books of Account.
Keep adequate records and books of account, with complete entries made in accordance with GAAP.

                          (f)     Inspection Rights.  Permit the Lender or any
agent or representative thereof at any time and from time to time to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to conduct audits or examinations, and to discuss its affairs, finances and accounts with any of the directors, officers, employees, independent accountants or other representatives thereof. The Borrower agrees to pay the cost of each such audit or examination, which such audits and examinations, in the absence of an Event of Default, will be performed no more frequently than four (4) times a year.

                          (g)     Maintenance of Properties, Etc.  Maintain and
preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which the Borrower is a party as lessee or under which the Borrower occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                          (h)     Maintenance of Insurance.  Maintain insurance
with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, personal liability and hazard insurance) with respect to its properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

                          (i)     Environmental Indemnity.  Comply with the
requirements of all applicable Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) arising out of (i) the Release, or threatened Release of any Hazardous Materials on any property currently or formerly owned or occupied by the Borrower (or its predecessors in interest or title) or at any site where the Borrower has conducted operations;
(ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any Environmental Action; (iv) any violation of any Environmental Law; or (v) any breach of any representation or warranty made by the Borrower in Section 5.01(r) or any breach of any covenant made by the Borrower in Section 6.01(i) or 6.02(r). This environmental indemnity shall survive the repayment of the Obligations and discharge or release of any security interest granted pursuant to the Loan Documents.

                          (j)     Borrowing Base.  Maintain the Loan in
compliance with the then current Borrowing Base.

                          (k)     Lock-Box Accounts.  In the case of the
Borrower, maintain the Lock-Box Accounts.

                          (l)     Assignment of Accounts.  Cause any
Subsidiary, including without limitation UGNL, which owns, obtains or creates any Nigerian Account Receivable to assign all of its rights, title and interests in such Nigerian Account Receivable to Borrower on the date hereof or immediately upon such Subsidiary obtaining or creating such Nigerian Account Receivable.

                          (m)     Notification of Event of Default.
Immediately notify Lender in writing of any default of nonpayment or any other default or event of default or notice thereof under any of the Loan Documents (as defined in the Senior Loan Agreement) or any other agreements or instruments representing material indebtedness of Borrower or any security interest therein.

                          (n)     UGNL Documents.  As soon as practicable, and
in any event within thirty (30) days after the Effective Date, the Borrower shall cause to be delivered to the Lender, in form and substance satisfactory to the Lender:

                                  (i)      consents, in form and substance
         satisfactory to the Lender, from each Account Debtor with respect to Nigerian Accounts Receivable generated by UGNL or any other Subsidiary of Borrower, consenting to the assignment by UGNL or such other Subsidiary to Borrower of the right to receive payments with respect to such Nigerian Account Receivable;

                                  (ii)     a certificate, dated as of a date
         not more than ten (10) Business Days prior to the Effective Date, of the appropriate official of the jurisdiction of incorporation and each jurisdiction of foreign qualification, both inside and outside the United States, of UGNL, certifying as to the subsistence in good standing of, and the payment of taxes by, UGNL in such jurisdictions and listing all charter documents of UGNL on file with such official(s);

                                  (iii)    a copy of the charter of UGNL,
         certified as of a date not more than, thirty (30) days prior to the Effective Date by the appropriate official of the jurisdiction of incorporation of UGNL and as of the Effective Date by an authorized officer of UGNL; and

                                  (iv)     an opinion of Chief Rotimi Williams,
         Nigerian counsel to UGNL, in form and substance satisfactory to the Lender and as to such matters as the Lender may reasonably request.

                 (o) Further Assurances. The Borrower and each Guarantor shall do, execute, acknowledge and deliver, at the sole cost and expense of the Borrower, all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Lender may reasonably require from time to time in order to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement, any Loan Document or any other instrument under which the Borrower may be or may hereafter become bound to convey, mortgage or assign to the Lender to effect the intention or facilitate the performance of the terms of this Agreement. If requested by the Lender, the Borrower will promptly, and in any event within 30 days after such request, deliver to the Lender a landlord waiver, in form and substance satisfactory to the Lender, executed by each of the landlords of the Borrower designated by the Lender or evidence that the Borrower is unable to obtain such waivers after using its best efforts to do so.

                 SECTION 6.02. Negative Covenants. So long as any principal of or interest on the Loan shall remain unpaid or the Lender shall have any commitment to make the Loan, the Borrower will not, without the prior written consent of the Lender:

                          (a)     Liens, Etc.  Create or suffer to exist any
mortgage, pledge, lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer any right to receive income, other than:

                                  (i)      liens or security interests created
         pursuant to the Loan Documents;

                                  (ii)     liens existing on the date hereof,
         as set forth in Schedule IV hereto, and the renewal and replacement of such liens, provided that any such renewal or replacement lien shall be limited to the property or assets covered by the lien renewed or replaced and the indebtedness secured by any such renewal or replacement lien shall be in an amount not greater than the amount of indebtedness secured by the lien renewed or replaced;

                                  (iii)    liens for taxes, assessments or
         governmental charges or levies to the extent that the payment thereof shall not be required by Section 6.01(c)(i) hereof;

                                  (iv)     liens created by operation of law,
         such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business and securing claims the payment of which shall not be required by Section 6.01(c)(ii) hereof;

                                  (v)      deposits, pledges or liens (other
         than liens arising under ERISA) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                                  (vi)     restrictions on the use of real
         property and minor irregularities in the title thereto which do not
         (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by the Borrower in the normal conduct of the Borrower's business;

                                  (vii)  (A)  purchase money liens on or
         purchase money security interests in equipment acquired or held by the Borrower or its Subsidiaries in the ordinary course of their businesses to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the acquisition of such property, or (B) liens or security interests existing on such property at the time of its acquisition, provided, that (1) no such lien or security interest shall extend to cover any other property of the Borrower or its Subsidiaries, and (2) the principal amount of the Indebtedness secured by any such lien or security interest shall not exceed 100% of the lesser of the fair market value or the cost of the property so held or acquired;

                                  (viii)   liens in favor of the Senior Secured
         Creditor pursuant to the Loan Documents (as defined in the Senior Loan Agreement), or in favor of any lender that replaces the Senior Secured Creditor pursuant to a refinancing permitted by Section 6.02(b)(ix) hereof; and

                                  (ix)     any other lien, mortgage or pledge
         provided to the Lender.

                          (b) Indebtedness. Create, incur or suffer to exist any Indebtedness, other than:

                                  (i)      Indebtedness to the Lender;

                                  (ii)     Indebtedness created hereunder or
         under the Note;

                                  (iii)    Indebtedness existing on the date
         hereof, as set forth in Schedule II hereto, and any extension of maturity, refinancing or other modification of the terms thereof, provided, however, that such extension, refinancing or modification
         (A) is pursuant to terms that are not less favorable to the Borrower than the terms of the Indebtedness being extended, refinanced or modified, and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                                  (iv)     Indebtedness represented by accounts
         payable incurred in the ordinary course of business;

                                  (v)      Indebtedness secured by liens or
         security interests permitted by clause (iii) of subsection (a) of this
         Section 6.02;

                                  (vi)     Indebtedness permitted by subsection
         (c) of this Section 6.02;

                                  (vii)    Indebtedness secured by liens or
         security interests permitted by clause (vii) of subsection (a) of this
         Section 6.02;

                                  (viii)   Indebtedness under Operating Leases;
         and

                                  (ix)     Indebtedness under the Senior Loan
         Agreement and any extension of maturity, refinancing or other modification of the terms thereof, provided, however, that such extension, refinancing or modification (A) is pursuant to terms that, as a whole, are not materally less favorable to the Borrower than the terms of the Indebtedness being extended, refinanced or modified, and
         (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the Maximum Amount (as defined in the Senior Loan Agreement).

                          (c)     Guaranties, Etc.  Assume, guarantee, indorse
or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness of any other Person, other than:

                                  (i)      guaranties created hereunder or
         under any Loan Document;

                                  (ii)     guaranties by indorsement of
         negotiable instruments for deposit or collection in the ordinary course of business;

                                  (iii)    guaranties existing on the date
         hereof, as set forth in Schedule X hereto, including any renewal or other modification thereof, provided, however, that such renewal or modification (A) is pursuant to terms that are not less favorable to the Borrower than the terms of the guaranty being renewed or modified, and (B) after giving effect to the renewal or modification of such guaranty, the amount of the outstanding indebtedness guaranteed by such guaranty is not greater than the amount of the outstanding indebtedness guaranteed by such guaranty immediately prior to such renewal or modification;

                                  (iv)     guaranties of any other Indebtedness
         to the Lender or Indebtedness permitted by subsection (b) of this
         Section 6.02; and

                                  (v)      a guaranty by UGNL in favor of the
         Senior Secured Creditor granted pursuant to the Senior Loan Agreement, or in favor of any lender that replaces the Senior Secured Creditor pursuant to a refinancing permitted by Section 6.02(b)(ix) hereof.

                          (d)     Merger, Consolidation, Sale of Assets, Etc.

                                  (i)      merge or consolidate with any
         Person; or

                                  (ii)     sell, assign, lease, engage in sale
         leaseback transactions or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any substantial portion of its properties, rights or other assets (whether now owned or hereafter acquired) to any Person.

                          (e)     Change in Nature of Business.  Make any
material change in the nature of its business as carried on at the date hereof.

                          (f)     Investments, Etc.  Make any loan or advance
to any Person or purchase or otherwise acquire any capital stock, properties, assets or obligations of, or any interest in, any Person, other than (i) Permitted Investments, and (ii) investments existing on the date hereof, as set forth in Schedule V hereto.

                          (g)     Capital Expenditures.  Make or be committed
to make any Capital Expenditures (by purchase) which would cause the aggregate amount of all such Capital Expenditures to exceed $7,500,000 in any fiscal year of the Borrower.

                          (h)     Dividends, Etc.  Declare or pay any dividend,
purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such or to purchase or otherwise acquire for value any stock of the Borrower.

                          (i)     Sale of Notes, Etc.  Sell, discount or
otherwise dispose of notes, Accounts Receivable or other obligations owing to the Borrower, except for collection in the ordinary course of business.

                          (j)     Compromise of Receivable.  Compromise or
adjust any of the Accounts Receivable (or extend the time for payment thereof) or grant any discounts, allowance or credits thereon, in each case other than in the normal course of business.

                          (k)     Federal Reserve Regulations.  Permit the Loan
or any proceeds of the Loan under this Agreement to be used for the purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                          (l)     Financial Covenants.  Permit:

                                        (i)     Current Ratio.  The ratio of
         Current Assets divided by Current Liabilities to be less than one to one (1.0:1.0) from the Effective Date through the Maturity Date, measured on a fiscal quarter basis.

                                        (ii)    Debt to Worth Ratio.  The ratio
         of Borrower's total liabilities, calculated on a consolidated basis in accordance with GAAP, divided by Tangible Net Worth to be more than
         (A) two and twenty-five hundredths to one (2.25:1.0) from the Effective Date through March 31, 1996; (B) two to one (2.0:1.0) from April 1, 1996 through September 30, 1996; (C) one and seventy-five hundredths to one (1.75:1.0) from October 1, 1996 through December 31, 1996; and (D) one and five tenths to one (1.50:1.0) from January 1, 1997 through the Maturity Date, measured on a fiscal quarter basis.

                                        (iii)   Tangible Net Worth.  Tangible
         Net Worth at any time to be less than Twenty Seven Million Dollars ($27,000,000).

                                        (iv)    Working Capital.  Working
         Capital at any time from the Effective Date through the Maturity Date to be less than Two Million Five Hundred Thousand Dollars ($2,500,000).

                          (m)     Transactions with Affiliates.  The Borrower
shall not enter into or be a party to any transaction with any of its Affiliates, except in the ordinary course of business for fair consideration and on terms no less favorable to the Borrower as are available from unaffiliated third parties.

                          (n)     Fiscal Year, Accounting Policies.  Permit any
material change in the fiscal year or accounting policies and procedure of the Borrower without the prior written consent of the Lender.

                          (o)     Accounts.  Take any action or make any
statements which would in any way impede or delay the payment or collection of Borrower's, UGNL's, or any other Subsidiary's Nigerian Accounts Receivable.

                          (p)     Senior Debt.  Permit aggregate outstanding
principal indebtedness to the Senior Secured Creditor to exceed $10,000,000 at any time.

                          (q)     Factoring of Collateral.  Further pledge or
grant any security interest in any of the Collateral, except for such security interests granted or pledged (i) pursuant to the Senior Loan Agreement or (ii) to a Replacement Lender (as defined in the Intercreditor Agreement) with respect to Collateral as to which Lender's security interest therein would be junior in priority pursuant to the terms of the Intercreditor Agreement.

                          (r)     Environmental.  Allow the use, handling,
generation, storage, treatment, or Release of Hazardous Materials at any property owned or operated by the Borrower or at any site where the Borrower conducts operations except in compliance with Environmental Laws.


                                  ARTICLE VII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

                 SECTION 7.01. Collection of Receivables; Management of Collateral. (a) So long as any principal of or interest on the Loan shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower shall continue to maintain the Lock-Box Accounts. The Borrower hereby pledges, assigns and grants to the Lender a continuing security interest in the Lock-Box Accounts and all funds held in such accounts, all certificates and instruments, if any, from time to time evidencing such accounts, all notes, checks and other instruments from time to time deposited in such accounts, all interest, if any, from time to time received in respect of such accounts and all other property of the Borrower, from time to time in the possession of, under the control of, or in transit to, the Senior Secured Creditor or the Lender. The Borrower shall transfer to the Lender the exclusive dominion and control of the TCB Lock-Box Account, and the Borrower shall transfer to the Lender, as soon as the Senior Debt is no longer outstanding, the exclusive dominion and control of the FIT Lock-Box Account and the Borrower shall have no right of withdrawal from such accounts; provided, however that in the absence of an Event of Default, the Lender will cause to be remitted fifty percent (50%) of the proceeds of the TCB Lock-Box Account to the FIT Lock-Box Account and, while the Lender has control of the FIT Lock-Box Account, the Lender will remit all of the proceeds of the FIT Lock-Box Account to the Borrower for use in the ordinary course of Borrower's business. Promptly after the Effective Date, and from time to time thereafter as any additional Account Debtor shall have become obligated to the Borrower with respect to Nigerian Accounts Receivable, the Borrower, at its sole expense, shall send notice to each such Account Debtor stating that all payments by such Account Debtor shall be made directly to the Central Bank of Nigeria, with instructions for the Central Bank of Nigeria to make all payments in U.S. Dollars directly to the TCB Lock-Box Account; provided, that such notice may be included in an invoice sent by the Borrower to such Account Debtor. The Borrower shall provide to the Lender a copy of each such notice that is sent to any Account Debtor with respect to Nigerian Accounts Receivable. Except as otherwise expressly provided to the contrary in this Agreement and the Loan Documents, the Borrower shall take all such actions as the Lender deems necessary or appropriate to ensure that at all times on and after the Effective Date all proceeds of Nigerian Assets (as defined in the Intercreditor Agreement) owned by the Borrower are deposited directly in the TCB Lock-Box Account and all proceeds of Collateral, other than Nigerian Assets (as defined in the Intercreditor

Agreement) owned by the Borrower are deposited directly in the TCB Lock-Box Account and all proceeds of Collateral, other than Nigerian Assets (as defined in the Intercreditor Agreement), owned by the Borrower are deposited directly in the FIT Lock-Box Account. If, notwithstanding the notices and actions provided for in the preceding sentences of this Section 7.01(a), the Borrower shall receive or any financial institution shall receive for the account of the Borrower, any proceeds of Collateral, the Borrower shall, or shall cause such financial institution to, transmit in the form received, before the close of business on the next succeeding Business Day, all such proceeds (properly endorsed, where required, so that all items delivered shall be collected by the Lender) to the Lender for credit to the Loan Account, in accordance with this Agreement, if such proceeds are proceeds of Nigerian Assets (as defined in the Intercreditor Agreement) and, if such proceeds are proceeds of Collateral other than Nigerian Assets (as defined in the Intercreditor Agreement), to the Senior Secured Creditor if the Senior Debt is outstanding or, if the Senior Debt is not outstanding, to the Lender. The Borrower shall not, and shall cause any such financial institution not to, commingle any such proceeds so received with the Borrower's other property, and shall hold separate and apart from all other property, all such proceeds in an express trust for the benefit of the Senior Secured Creditor and the Lender until delivery thereof is made to the Senior Secured Creditor or the Lender. The Borrower hereby agrees not to deposit any monies into the Lock-Box Accounts or to otherwise permit any moneys to be deposited into such accounts or commingled with other funds in such accounts, except proceeds of the Accounts Receivable and other Collateral owned by the Borrower.

                 After an Event of Default, the Lender may, subject to the provisions of the Intercreditor Agreement, send a notice of assignment and/or notice of the Lender's security interest to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Lender shall have the sole right, provided the Senior Debt is not outstanding, or, if the Senior Debt is outstanding, subject to the provisions of the Intercreditor Agreement, the Lender and the Senior Secured Creditor shall both have the right to collect the Accounts Receivable, and/or take possession of the Collateral and the books and records relating thereto. The Borrower shall not without prior written consent of the Lender, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, prior to the occurrence of an Event of Default, as permitted by Section 6.02(j) hereof.

                          (b)     (i)      Subject to the provisions of the
Intercreditor Agreement, the Borrower hereby constitutes the Lender or its designee on behalf of the Lender as such Borrower's attorney-in-fact with power to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession, to sign the Borrower's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors, assignments and verifications of Accounts Receivable and notices to Account Debtors, to send verification of Accounts Receivable, and upon the acceleration of the Loan, and any other Obligations under the Loan Documents following an Event of Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to such Borrower to such address as the Lender may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until the Loan, and any other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

                                  (ii)     Subject to the provisions of the
Intercreditor Agreement, the Lender, without notice to or consent of the Borrower, upon the occurrence and during the continuance of an Event of Default
(A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts Receivable or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Accounts Receivable and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower any and all checks, drafts, and other instruments or the payment of money relating to the Accounts Receivable. The Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, all in a commercially reasonable manner and without discharging or in any way affecting liability hereunder.

                          (c)     Nothing herein contained shall be construed
to constitute the Borrower as agent of the Lender for any purpose whatsoever, and the Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Lender constituting gross negligence or willful misconduct). The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Lender constituting gross negligence or willful misconduct). The Lender, by anything herein or in any assignment or otherwise, does not assume any of the obligations of the Borrower under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

                          (d)     If any of the Accounts Receivable includes a
charge for any tax payable to any Governmental Authority, the Lender is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Borrower and to add such amount to the Loan. The Borrower shall notify the Lender if any Accounts Receivable include any taxes due to any such authority and, in the absence of such notice, the Lender shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due from the Borrower by reason of the sale and delivery creating such Accounts Receivable.

                 SECTION 7.02. Accounts Receivable Documentation. The Borrower will at such intervals as the Lender may require, execute and deliver confirmatory written assignments of the Nigerian Accounts Receivable (and, after the repayment in full of the Senior Debt, all

Accounts Receivable) to the Lender and furnish such further schedules and/or information as the Lender may require relating to the Nigerian Accounts Receivable (and, after the repayment in full of the Senior Debt, all Accounts Receivable), including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Borrower shall notify the Lender of any non-compliance in respect of the representations, warranties and covenants contained in Section
7.03 below. The items to be provided under this Section 7.02 are to be in form satisfactory to the Lender and are to be executed and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral. The failure by the Borrower to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's lien or security interest in the Collateral. The Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's industry, and shall not re-bill any Account Receivable without promptly disclosing the same to the Lender and providing the Lender with a copy of such re-billing, identifying the same as such. If the Borrower becomes aware of anything materially detrimental to any of the Borrower's customers' credit, the Borrower will promptly advise the Lender thereof.

                 SECTION 7.03. Status of Accounts Receivable and Other Collateral. With respect to Collateral of the Borrower at the time the Collateral becomes subject to the Lender's security interests, the Borrower, covenants, represents and warrants: (a) the Borrower shall be the sole owner, free and clear of all liens, mortgages, pledges or other encumbrances except in the favor of the Lender or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold by the Borrower, or work, labor and/or services theretofore rendered by the Borrower; (c) no Account Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the business of the Borrower, and each of such Account Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to regulations and shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms;
(e) each Account Debtor, guarantor or endorser is solvent and will continue to be fully able to pay when due all Accounts Receivable on which it is obligated;
(f) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by the Borrower at or before the time such Account Receivable is created; (g) all documents and agreements relating to Accounts Receivable shall be true and correct and in all respects what they purport to be; (h) all signatures and endorsements that appear on all documents and agreements relating to Accounts Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract;
(i) the Borrower shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Lender shall require; (j) the Borrower will immediately notify the Lender if any of its accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by the Lender in order that all monies due or to become due under any such contract shall be assigned to the Lender and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (k) the Borrower will, immediately upon learning thereof, report to the Lender any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral;
(1) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, as such term is defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Senior Secured Creditor, if the Senior Debt is outstanding, or, if the Senior Debt is not outstanding, to the Lender as additional Collateral; (m) the Borrower shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; (n) the Borrower shall conduct a physical count of its Inventory at such intervals as the Lender may request and the Borrower shall promptly supply the Lender with a copy of such count accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such Inventory; and (o) the Borrower is not and shall not be entitled to pledge the Lender's credit on any purchases for or any purpose whatsoever.

                 SECTION 7.04. Collateral Custodian. Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the Lender may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Lender who shall have full authority to do all acts necessary to protect the Lender's interests. The Borrower hereby agrees to cooperate with any such custodian and to do whatever the Lender may reasonably request to preserve the Collateral. All costs and expenses incurred by the Lender by reason of the employment of the custodian shall be added to the Loan.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

                 SECTION 8.01. Events of Default. If any of the following Events of Default shall occur and be continuing:

                          (a)     the Borrower shall fail to pay any principal
on the Loan when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

                          (b)     the Borrower shall fail to pay any interest
on the Loan or any fee or other amount when due (whether by scheduled payment, acceleration, demand or otherwise);

                          (c)     any representation or warranty made by any
Loan Party or any officer of any Loan Party under or in connection with any Loan Document shall have been incorrect in any material respect when made;

                          (d)     any Loan Party shall fail to perform or
observe any covenant contained in Sections 6.01 and Section 6.02 hereof and
Article VII hereof;

                          (e)     any Loan Party shall fail to perform or
observe any other term, covenant or agreement contained in any Loan Document and to be performed or observed by such Loan Party;

                          (f)     any Loan Party shall fail to pay any of its
Indebtedness, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                          (g)     any Loan Party (i) shall institute any
proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);

                          (h)     any proceeding shall be instituted against
any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                          (i)     any provision of any Loan Document which is
material to the interpretation of such Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other regulatory body having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document;

                          (j)     the Security Agreement or any other security
document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on or security interest in any Collateral purported to be covered thereby;

                          (k)     one or more judgments or orders (other than a
judgment or award described in subsections (g) and (h) of this Section 8.01) for the payment of money exceeding any applicable insurance coverage by more than $100,000 shall be rendered against any Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect provided, however, that the English Judicial Judgment dated December 8, 1995, with respect to the matter of High Life Cruise S.A.E. versus the Borrower shall not be deemed to be an Event of Default under this Section 8.01(k);

                          (l)     the Borrower or any of its Affiliates shall
have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, the Borrower or such Affiliate incurs a withdrawal liability in an annual amount exceeding $100,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, the Borrower's or such Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000.

                          (m)     any Termination Event with respect to any
Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Lender, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $100,000 (or in the case of a Termination Event involving liability under Sections 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA, the liability is in excess of such amount);

                          (n)     an Event of Default shall have occurred under
any of the Loan Documents (as defined in the Senior Loan Agreement); or

                          (o)     the Master Agreement (as defined in the
Senior Loan Agreement) shall be amended, modified, supplemented or terminated without the prior written consent of Lender;

then, and in any such event, the Lender may, by notice to the Borrower, (i) declare its commitment to make the Loan hereunder to be terminated, whereupon such commitment shall forthwith terminate, (ii) declare the Loan, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that upon the occurrence of an Event of Default described in subsections (g) and (h) of this Section 8.01, its commitment to make the Loan hereunder shall immediately terminate and the Loan, all such interest thereon and all other amounts shall become payable and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower, and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Loan Documents.


                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Borrower or any Guarantor, at the following address:

         Grant Geophysical, Inc.
         16850 Park Row
         Houston, Texas  77084
         Attention:           William B. Cleveland
         Telephone No.        (713) 647-5203
         Telecopy No.:        (713) 647-5286

with copies to:

         Hutcheson & Grundy, LLP
         1200 Smith Street
         #3300
         Houston, Texas 77007-4579
         Attention: Jay E. Scott Lineberry
         Telephone No.:       (713) 951-2903
         Telecopy No.:        (713) 951-2925

and if to the Lender, to it at the following address:

         Madeline L.L.C.
         950 Third Avenue
         New York, New York  10022
         Attention:         Mr. Kevin Genda
         Telephone No.:     (212) 758-5110
         Telecopy No.:      (212) 758-5305
with copies to:

     Schulte Roth & Zabel
     900 Third Avenue
     New York, New York 10022
     Attention:             Mark A. Neporent, Esq.
     Telephone No.:         (212) 756-2238
     Telecopy No.:          (212) 593-5955


or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.01. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever first occurs, (ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day, except that notices to the Lender pursuant to Article II hereof shall not be effective until received by the Lender.

                 SECTION 9.02. Amendments, Etc. No amendment of any provision of this Agreement, the Note or any other Loan Document shall be effective unless it is in writing and signed by the Borrower, each of the Guarantors and the Lender, and no waiver of any provision of this Agreement, the Note or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 9.03. No Waiver; Remedies, Etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any right or remedy provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

                 SECTION 9.04. Fees, Costs, Expenses and Taxes. Whether or not the Loan is made hereunder or the transactions contemplated hereby are consummated, the Borrower will pay on demand (i) all fees, costs and expenses in connection with the preparation, execution, delivery, filing, recording, amendment, modification, waiver and administration of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, including, without limitation, the reasonable fees, out-of-pocket expenses and other client charges of Schulte Roth & Zabel, counsel to the Lender, and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents and the reasonable fees, out-of-pocket expenses and other client charges of all accountants, auditors and consultants retained by the Lender in connection with the transactions contemplated by this Agreement, and (ii) all costs and expenses, if any (including reasonable counsel fees, out-of-pocket expenses and other client charges), in connection with the enforcement of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents. In addition, the Borrower will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, and will save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                 SECTION 9.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, subject to the provisions of the Intercreditor Agreement set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all Obligations now or hereafter existing, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. The Lender agrees to notify the Borrower promptly after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 9.05 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

                 SECTION 9.06. Severability. Any provision of this Agreement, or of any other Loan Document to which the Borrower or any of the Guarantors is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 SECTION 9.07. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, each Guarantor and the Lender and their respective successors and assigns, except that neither the Borrower nor any Guarantor may assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of the Commitment, the Loan, or the Note, and, to the extent of any such assignment or participation (unless otherwise stated therein), the assignee of such assignment shall have the same rights and benefits hereunder and under the Note as it would have if it were the Lender hereunder. The Lender may, in connection with any such assignment or participation or as may be required by law or any Governmental Authority or other regulatory body, disclose any public and non-public information relating to the Borrower and each of the Guarantors furnished by or on behalf of the Borrower or any of the Guarantors or any of their Affiliates to the Lender.

                 SECTION 9.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                 SECTION 9.09. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                 SECTION 9.10. Governing Law. This Agreement, the Note, and the other Loan Documents shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York without regard to conflicts of law principles. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and each Guarantor hereby irrevocably accept for themselves in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower and each Guarantor further irrevocably consent to the service of process out of any of the aforementioned courts and in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices contained in
Section 9.01, such service to become effective thirty (30) days after such mailing. The Borrower and each Guarantor hereby irrevocably appoint the Secretary of State of the State of New York, or such other Person as shall be acceptable to the Lender, as their agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Lender to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower and each Guarantor in any other jurisdiction.

                 SECTION 9.11. WAIVER OF JURY TRIAL, ETC. EACH OF THE BORROWER, EACH GUARANTOR AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHT UNDER THIS AGREEMENT, THE NOTE, OR OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE BORROWER AND UGNL HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND UGNL CERTIFY THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER AND UGNL HEREBY

ACKNOWLEDGE THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

                 SECTION 9.12.    Waiver of Immunities.       To the extent
that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and its Guaranty hereunder, the Guarantor Security Agreement, and any other Loan Document to which it is a party.

                 SECTION 9.13. Reinstatement; Certain Payments. If a claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Obligations under this Agreement, the Lender shall give prompt notice of such claim to the Borrower, and if the Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (ii) any settlement or compromise of any such claim effected by the Lender with any such claimant, then and in such event the Borrower and each Guarantor (A) agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Borrower and each Guarantor notwithstanding the cancellation of the Note or other instrument evidencing the Obligations under this Agreement or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

                 SECTION 9.14. Indemnification. In addition to all of their other Obligations under this Agreement, the Borrower and each Guarantor agree to defend, protect, indemnify and hold harmless the Lender, and all of the respective officers, directors, employees, attorneys, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in this Agreement) of the Lender (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, without limitation, any Federal or state securities or labor laws, or under any Federal, state or local environmental, health or safety laws, regulations or, common law principles, arising from or in connection with the past, present or future operations of the Borrower or its predecessors in interest, arising from or in connection with any of the following: (i) the negotiation, preparation, execution or performance of this Agreement or of any document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender's furnishing of funds to the Borrower under this Agreement, including, without limitation, the management of the Loan, or (iii) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement (collectively, the "Indemnified Matters"); provided, however, that the Borrower and each Guarantor shall have no obligation to any Indemnitee hereunder for any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Lender shall be part of the Obligations, secured by the Collateral. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.14 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The provisions of this
Section 9.14 shall survive termination of this Agreement.


                                   ARTICLE X

                                    GUARANTY

                 SECTION 10.01. Guaranty. UGNL, and each other Guarantor that may become party hereto, hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of (A) all the Obligations, including, without limitation, all amounts now or hereafter owing in respect of the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and (B) all indebtedness, obligations and other liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising of the Borrower to the Lender and (ii) agrees, to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing its rights under this Article X.

                 SECTION 10.02.   Obligations Unconditional.

                                  (i)      UGNL and each other Guarantor that
may become party hereto, hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. UGNL and each other Guarantor agrees that its guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or for any other reason. The liability of UGNL and each other Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any extension or change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations (including, without limitation, any extension for longer than the original period), or any other amendment or waiver of or consent to any departure from any provision of any Loan Document;
(iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor in respect of the Obligations or UGNL and each other Guarantor in respect hereof.

                                  (ii)     This Guaranty (i) is a continuing
guaranty and shall remain in full force and effect until such date on which all of the Obligations and all other expenses to be paid by UGNL or any other Guarantor pursuant hereto shall have been satisfied in full after the Commitment shall have been terminated, (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made, and (iii) shall be binding upon UGNL, any other Guarantor or their respective heirs, executors, successors and assigns.

                 SECTION 10.03. Waivers. UGNL and each other Guarantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation, (iii) notice of any action taken by the Lender or the Borrower or any other Loan Party under any Loan Document or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of UGNL and each other Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 10.03, might constitute grounds for relieving UGNL or any other Guarantor of its obligations hereunder, and (v) any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Person or any Collateral. All such waivers by UGNL shall be effective only to the extent permitted by applicable law.

                 SECTION 10.04. Subrogation. Neither UGNL nor any other Guarantor will exercise any rights which it may acquire by way of subrogation hereunder, by any payment made by it hereunder or otherwise, until such date on which all of the Obligations and all other expenses to be paid by UGNL or such other Guarantor pursuant hereto shall have been satisfied in full. If any amount shall be paid to UGNL or such other Guarantor on account of such subrogation rights at any time when all of the Obligations and all such other expenses shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender, shall be segregated from the other funds of UGNL or such other Guarantor and shall forthwith be paid over to the Lender to be applied in whole or in part by the Lender against the Obligations, whether matured or unmatured, and all such other expenses in accordance with the terms of the Loan Agreement. If (i) UGNL or such other Guarantor shall make payment to the Lender of all or any portion of the Obligations and (ii) all of the Obligations and all such other expenses shall be paid in full, the Lender will, at UGNL's or such other Guarantor's request, execute and deliver to UGNL or such other Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to UGNL or such other Guarantor of an interest in the Obligations resulting from such payment by UGNL or such other Guarantor, such subrogation to be fully subject and subordinate, however, to the collection by the Lender of all other amounts due to the Lender by the Borrower and each other Loan Party under the Loan Agreement and the other Loan Documents

                 SECTION 10.05. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

                 SECTION 10.06.   Taxes .

                 (a) Each payment by UGNL or any other Guarantor under this Loan Agreement shall be made without withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"); provided, however, that if such Taxes are required by law to be withheld from any such payment, UGNL, or such other Guarantor, as applicable, shall make such withholding for the account of the Lender, make timely payment thereof to the appropriate governmental authority, and forthwith pay for the account of the Lender such additional amount as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.06) the Lender receives an amount equal to the sum it would have received had no such deductions been made. All such Taxes shall be paid by UGNL, or such other Guarantor, as applicable, prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, UGNL, or such other Guarantor, as applicable, shall make prompt payment thereof to the appropriate Governmental Authority.

                 (b) UGNL and each other Guarantor will indemnify the Lender for the full amount of Taxes (including any Taxes on amounts payable under this Section 10.06.) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

                 (c) Within 30 days after the date of any payment of Taxes, UGNL or such other Guarantor, as applicable, will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Note, UGNL or such other Guarantor, as applicable, will furnish to the Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes.

                 (d) In addition, UGNL or such other Guarantor will pay any stamp or other taxes of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Guaranty, Taxes specified in subsection (a) above and taxes of all jurisdictions with respect to any amounts paid under this subsection (d). If any Taxes specified in subsection (a) above or any taxes referred to in this subsection (d) are paid by the Lender, UGNL or such other Guarantor will, upon demand of the Lender, and whether or not such Taxes or taxes shall be correctly or legally asserted, indemnify the Lender for such payments, together with any interest, penalties and expenses in connection therewith, plus interest thereon at the highest rate specified in the Note (calculated as if such payments constituted overdue amounts of principal as of the date of the making of such payments).

                 SECTION 10.07. Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from the Guarantor hereunder in United States Dollars into another currency (the "Other Currency"), the rate of exchange used shall be that at which the Lender could, in accordance with normal banking procedures, purchase United States Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Lender receives any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase United States Dollars with the Other Currency. If the United States Dollars so purchased are less than the sum originally due to the Lender in United States Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the United States Dollars so purchased exceed the sum originally due to the Lender in United States Dollars, the Lender agrees to remit to the Guarantor such excess.

                 SECTION 10.08. Payment. The Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Loan Account.

                 SECTION 10.09. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower in respect of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by UGNL and any other Guarantor hereunder forthwith on demand by the Lender.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                           GRANT GEOPHYSICAL, INC.


                                           By:
                                                   -----------------------------
                                           Name:
                                           Title:


                                           UNITED GEOPHYSICAL (NIGERIA) LTD.


                                           By:
                                                   -----------------------------
                                           Name:
                                           Title:


                                           MADELINE L.L.C.


                                           By:
                                                   -----------------------------
                                           Name:
                                           Title:

                                   Schedule I

                                  Subsidiaries

                                  Schedule II

                                  Indebtedness

                                  Schedule III

                                 Environmental

                                  Schedule IV

                                     Liens

                                   Schedule V

                                  Investments

                                  Schedule VI

                                   Litigation

                                  Schedule VII

                          Operating Lease Obligations

                                 Schedule VIII

                   Monthly and Weekly Reporting Requirements

                                  Schedule IX

                                     Names

                                   Schedule X

                                   Guaranties

                                   EXHIBIT A

                                  FORM OF NOTE



$3,843,750.00                                        Dated:   February 20, 1996
                                                             New York, New York


             FOR VALUE RECEIVED, GRANT GEOPHYSICAL, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of MADELINE L.L.C., a New York limited liability company (the "Lender") (i) the initial principal amount of THREE MILLION EIGHT HUNDRED FORTY-THREE THOUSAND SEVEN HUNDRED FIFTY AND 00/100 DOLLARS ($3,843,750), or, the aggregate unpaid principal amount of the Loan (as defined in the Loan Agreement hereinafter referred to) made by the Lender to the Borrower, payable in such installments and at such times as are specified in the Loan Agreement, and (ii) interest on the unpaid principal amount of the Obligations under the Loan Agreement from the date such Loan is made until all such Obligations are paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.

             Notwithstanding any other provision of the Note, interest paid or becoming due hereunder or under the Loan Agreement, or any document or instrument executed in connection herewith or therewith, shall in no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America in immediately available funds to Madeline L.L.C. at 950 Third Avenue, New York, New York 10022, Attention: Mr. Kevin Genda, or such other office as the Lender may designate.

             The Loan made by the Lender to the Borrower pursuant to the Loan Agreement, and all payments made on account of principal hereof, shall be recorded by the Lender and, prior to any transfer hereof, indorsed on the schedule attached hereto which is a part of this Note.

             This Note is the Note referred to in, and is entitled to the benefits of, the Term Loan Agreement dated as of February 20, 1996 (as amended or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, United Geophysical (Nigeria) Ltd. and the Lender. The Loan Agreement, among other things, contains provisions for the acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events of default and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein. The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor of this Note.

             This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.

                                                  GRANT GEOPHYSICAL, INC.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                        LOAN AND REPAYMENT OF PRINCIPAL



Amount                         Principal                        Principal                  Notation
of Loan                     Paid or Prepaid                      Balance                   Made By
- -------                     ---------------                     ---------                  -------


                                   EXHIBIT B

                                Form of Guaranty

                                   EXHIBIT C

                           Form of Security Agreement

                                   EXHIBIT D

                        Form of Intercreditor Agreement

                                   EXHIBIT E

                                Form of Opinion

                                   EXHIBIT F

                       Form of Borrowing Base Certificate

                                   EXHIBIT G

                          Form of Notice of Borrowing

                                   EXHIBIT H

               Form of Assignment of Nigerian Accounts Receivable

                                   EXHIBIT I

                      Form of Guarantor Security Agreement